As filed with the Securities and Exchange Commission on June 9, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant as specified in its charter)

Maryland	52-1494660
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10706 Beaver Dam Road Hunt Valley, Maryland	21030
(Address of principal executive offices)	(Zip Code)

Sinclair Broadcast Group, Inc. 2022 Stock Incentive Plan

Sinclair Broadcast Group 1998 Employee Stock Purchase Plan

(Full title of the plan)

David D. Smith Executive Chairman Sinclair Broadcast Group, Inc. 10706 Beaver Dam Road Hunt Valley, Maryland 21030 Telephone: (410) 568-1500	Copy to: Jeffrey B. Grill, Esq. Pillsbury Winthrop Shaw Pittman LLP 1200 Seventeenth Street, N.W. Washington, D.C. 20036 (202) 663-8000
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

This registration statement on Form S-8 (“Registration Statement”) is filed by Sinclair Broadcast Group, Inc., a Maryland corporation (the “Registrant” or the “Company”), for the purpose of registering shares of Class A Common Stock, par value $.01 per share (the “Shares”), to be issued to eligible participants pursuant to the Registrant’s 2022 Stock Incentive Plan (the “2022 Plan”) and an additional 1,000,000 shares of Class A Common Stock to be issued pursuant to the Registrant’s 1998 Employee Stock Purchase Plan (the “ESPP”) pursuant to the provisions of the ESPP that provide for an automatic annual increase in the number of shares reserved for issuance thereunder. The 2022 Plan permits the issuance of (a) up to 5,000,000 Shares plus (b) 5,498,506 reserved Shares not issued or subject to outstanding grants under the Registrant’s 1996 Long Term Incentive Plan, for which the Registrant has previously filed registration statements on Form S-8.

The document(s) containing the information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 have been sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents and information previously filed with the Commission by the Registrant are incorporated by reference herein.

(a)	Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on March 1, 2022.

(b)	Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022, filed on May 10, 2022.

(c)	Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 22, 2022.

(d)	Registrant’s Current Reports on Form 8-K, filed on January 13, 2022, February 15, 2022, March 1, 2022, March 2, 2022, April 21, 2022, April 21, 2022, May 4, 2022, and June 9, 2022.

(e)	The description of the Shares contained in Exhibit 4.12 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on March 2, 2020.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (excluding any portions thereof furnished by the Registrant, including but not limited to information furnished under Item 2.02 and Item 7.01 and any exhibits relating to Item 2.02 or Item 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. § 1350), on or after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Our articles of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Maryland law. Under current Maryland law, we will indemnify (i) any director or officer who has been successful, on the merits or otherwise, in the defense of a proceeding to which he or she was made a party by reason of his or her service in that capacity, against reasonable expense incurred by him or her in connection with the proceeding and (ii) any present or former director or officer against any claim or liability unless it is established that (a) his or her act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (b) he or she actually received an improper personal benefit in money, property or services; or (c) in the case of a criminal proceeding, he or she had reasonable cause to believe that his or her act or omission was unlawful. In addition, our articles of incorporation and bylaws require us to pay or reimburse, in advance of the final disposition of a proceeding, expenses incurred by a director or officer to the fullest extent provided by Maryland law. Current Maryland law provides that we shall have received, before providing any such payment or reimbursement, (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us as authorized by Maryland law and our bylaws and (ii) a written undertaking by or on his or her behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met. Our articles of association and bylaws also permit our Board of Directors to provide indemnification, payment or reimbursement of expenses to any of our employees or agents in such capacity. Our articles of incorporation also provide that no amendment thereto may limit or eliminate this limitation of liability with respect to events occurring prior to the effective date of such amendment.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

For the list of exhibits, see Exhibit Index, which is incorporated into this item by reference.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that: paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with the SEC by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Articles of Amendment and Restatement of Sinclair Broadcast Group, Inc., as amended (incorporated by reference from Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 22, 2022).

4.2	Amended & Restated By-laws of Sinclair Broadcast Group, Inc., effective as of March 4, 2015, as amended through the Second Amendment thereto effective as of April 8, 2021 (incorporated by reference from Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed April 14, 2021).

4.3	Description of the Sinclair Broadcast Group, Inc.’s Class A Common Stock (incorporated by reference from Exhibit 4.12 to Registrant’s Annual Report on Form 10-K filed on March 2, 2020.).

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm (filed herewith).

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

99.1	Sinclair Broadcast Group, Inc. 2022 Stock Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed April 22, 2022).

99.2	Sinclair Broadcast Group, Inc. 1998 Employee Stock Purchase Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 29, 2021).

107.1	Filing fee table (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Hunt Valley, Maryland, on the 9th day of June, 2022.

SINCLAIR BROADCAST GROUP, INC.

By	/s/ Christopher S. Ripley
Christopher S. Ripley
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher S. Ripley and David R. Bochenek and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Christopher S. Ripley	President and Chief Executive Officer (Principal Executive Officer)
Christopher S. Ripley		June 9, 2022

/s/ Lucy A. Rutishauser	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Lucy A. Rutishauser		June 9, 2022

/s/ David R. Bochenek	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
David R. Bochenek		June 9, 2022

/s/ David D. Smith	Executive Chairman, Chairman of the Board and Director
David D. Smith		June 9, 2022

/s/ Frederick G. Smith
Frederick G. Smith	Director	June 9, 2022

/s/ J. Duncan Smith
J. Duncan Smith	Director	June 9, 2022

Robert E. Smith	Director

/s/ Laurie R. Beyer
Laurie R. Beyer	Director	June 9, 2022

Benjamin S. Carson, Sr.	Director

/s/ Howard E. Friedman
Howard E. Friedman	Director	June 9, 2022

/s/ Benson E. Legg
Benson E. Legg	Director	June 9, 2022

/s/ Daniel C. Keith
Daniel C. Keith	Director	June 9, 2022